

Supplemental Information

4Q 2015 Investor Tele-Conference

3/24/16 - 5:00 PM ET

COSÌ®

www.getcosi.com • 857-415-5000

Cosi® Inc, 294 Washington St, STE 510, Boston, MA 02108

MN REG #F-4798

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Matters discussed in this presentation that elate to events or developments which are expected to occur in the future, including any discussion, expressed or implied, of anticipated growth, new store openings, operating results or earnings, constitute forward-looking statements under the federal securities laws and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to:

- the cost of our principal food products and supply and delivery shortages and interruptions;
- labor shortages or increased labor costs;
- changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites;
- our operation and execution in new and existing markets;
- expansion into new markets, including foreign markets;
- our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis;
- our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms;
- the rate of our internal growth and our ability to generate increased revenue from our existing restaurants;
- our ability to generate positive cash flow from existing and new restaurants;
- fluctuations in our quarterly results due to seasonality;
- increased government regulation and our ability to secure required government approvals and permits;
- our ability to create customer awareness of our restaurants in new markets;
- the reliability of our customer and market studies;
- cost effective and timely planning, design and build out of restaurants;
- our ability to recruit, train and retain qualified corporate and restaurant personnel and management;
- market saturation due to new restaurant openings;
- inadequate protection of our intellectual property;
- our ability to obtain additional capital and financing;
- adverse weather conditions which impact customer traffic at our restaurants; and
- adverse economic conditions.

Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the Cosi, Inc. website at www.getcosi.com.

COSÌ®

NON-GAAP FINANCIAL MEASURES

This presentation contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. These measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. For additional information about our non-GAAP financial measures, see our earnings releases and filings with the Securities and Exchange Commission.

Copies of this deck will be available on the Così Website at:
www.ir.getcosi.com

Welcome and Opening Comments



What we will accomplish:

- We will eliminate cash burn by mid-2016
- We will lay the stable foundation required to grow in 2017



How we will get there:

- We reduced cash burn in the 4Q 2015 and have realized further reductions in fiscal 2016 to-date
- We stabilized sales in the 4Q 2015, and expect to meet our conservative estimates for fiscal 2016
- We reached an inflection point in the 4Q 2015 by accelerating the trajectory of the legacy portfolio towards profitability, and have continued to do so in 2016
- We continue growing our franchise system pipeline









Our Cash Management Plan is Working

We reduced cash burn related to operating and investing activities in the 4Q 2015 by $3.2 million to its lowest level in the year, and we continue to realize further reductions in 2016.



Fiscal 2015 Uses of Cash for Operating & Investing Activities
$15.0
$10.0
$5.0
$-
$(5.0)
$(10.0)
$13.9
$10.2
$8.1
$5.2
$(7.2)
$(3.7)
$(5.8)
$(2.6)
1Q 15
2Q 15*
3Q 15
4Q 15
Total Uses of Cash for Operating & Investing Activities*
Ending Cash Balance (Excluding Sources of Cash from Financing Activities)

*** 2Q 15 Ending Cash Balance excludes $3.7 million in sources of cash from financing activities**

Source: Company public filings

COSI







We Have Stabilized Sales Trends

We stabilized comp sales by driving traffic and improving execution, are tracking ahead of the fast-casual segment, and expect to meet our conservative projections for 2016.


Comparable Sales % vs. Fast Casual Segment
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
7.4%
4.0%
2.3%
2.2%
2.2%
2.4%
1.8%
1.1%
-4.5%
-0.5%
0.1%
1.7%
-0.5%
5.5%
P1 15
P2 15
P3 15
P4 15
P5 15
P6 15
P7 15
P8 15
P9 15
P10 15
P11 15
P12 15
P1 16
P2 16
Cosi Corporate
Knapp Track Fast Casual Segment

Sources: Company public filings * KNAPP-TRACK™ monthly sales tracking service for comparable restaurants published monthly with industry analysis in Nation's Restaurant News.

COSÌ







Operating Margins Are Improving

Our restaurant portfolio generated $1.3 million more cash in the 4Q 2015, a 670 basis point improvement versus prior year.

	U.S. Dollars in Thousands [1]						
	13 Weeks Ended December 28, 2015			13 Weeks Ended December 29, 2014			Margin Change [1]
Restaurant Net Sales	$	23,519	100.0%	$	18,596	100.0%	---
Comp Sales % [2]		0.4%			4.2%		
Cost of Food and Beverage	$	6,172	26.2%	$	5,454	29.3%	310 Basis Points Decrease
Gross Profit	$	17,347	73.8%	$	13,142	70.7%	310 Basis Points Increase
Labor and Related Benefits	$	8,641	36.7%	$	7,406	39.8%	310 Basis Points Decrease
Other Operating Expenses	$	3,607	15.3%	$	2,799	15.1%	20 Basis Points Increase
Controllable Contribution	$	5,099	21.7%	$	2,937	15.8%	590 Basis Points Increase
Occupancy Costs	$	4,911	20.9%	$	4,026	21.7%	80 Basis Points Decrease
Restaurant Cash Flow	$	188	0.8%	$	(1,089)	-5.9%	670 Basis Points Increase

[1] Due to Rounding, some percentages might not foot.
[2] As reported in public filings - assumes 13 week quarter

Source: Company public filings

COSÌ







Operating Margins Are Improving

The cash flow improvements realized in the 4Q 2015 made up 100% of the total improvement of $1.3 million realized in fiscal 2015 vs prior year.

	U.S. Dollars in Thousands [1]				
	52 Weeks Ended December 28, 2015		52 Weeks Ended December 29, 2014		Margin Change [1]
Restaurant Net Sales	$ 87,867	100.0%	$ 74,905	100.0%	--
Comp Sales % [2]	1.6%		-4.7%		
Cost of Food and Beverage	23,489	26.7%	20,078	26.8%	10 Basis Points Decrease
Gross Profit	64,378	73.3%	54,827	73.2%	10 Basis Points Increase
Labor and Related Benefits	33,168	37.8%	29,046	38.8%	100 Basis Points Decrease
Other Operating Expenses	13,288	15.1%	10,859	14.5%	60 Basis Points Increase
Controllable Contribution	17,922	20.4%	14,922	19.9%	50 Basis Points Increase
Occupancy Costs	18,527	21.1%	16,861	22.5%	140 Basis Points Decrease
Restaurant Cash Flow	$ (605)	-0.7%	$ (1,939)	-2.6%	190 Basis Points Increase

[1] Due to Rounding, some percentages might not foot.
[2] As reported in public filings - assumes 52 week year.

Source: Company public filings

COSI



Quartile's Performance vs 2014 Has Improved

We realized strong improvements in the 3Q 2015 in Quartiles 1-3. The 3rd Quartile has moved towards profitability every quarter. Also, we reached an inflection point in the 4Q 2015, and have changed the trajectory of all Quartiles towards profitability. These improvements are accelerating in 2016.





2015 1Q-4Q Financial Performance by Quartile vs 2014 1Q-4Q						
		Hearthstone	**1st Quartile**	**2nd Quartile**	**3rd Quartile**	**4th Quartile**
	AUV	n/a	$1,398	$984	$890	$1,019
Fiscal	**AUV vs 2014 1Q**	n/a	**$25**	**$13**	**$71**	**($88)**
2015 1Q	Unit Cash Flow %	n/a	4.7%	-6.4%	-12.0%	-21.0%
	Unit Cash Flow % vs 2014 1Q	n/a	**-5.2%**	**-2.6%**	**0.2%**	**-10.4%**
	AUV	$1,646	$1,531	$1,133	$1,004	$1,201
Fiscal	**AUV vs 2014 2Q**	n/a	**($52)**	**$24**	**$48**	**($34)**
2015 2Q	Unit Cash Flow %	13.6%	9.0%	2.7%	-3.4%	-14.2%
	Unit Cash Flow % vs 2014 2Q	n/a	**-5.7%**	**-0.4%**	**2.6%**	**-5.2%**
	AUV	$1,648	$1,488	$1,078	$947	$1,126
Fiscal	**AUV vs 2014 3Q**	n/a	**($37)**	**($17)**	**($3)**	**($102)**
2015 3Q	Unit Cash Flow %	12.9%	11.2%	3.0%	-5.6%	-14.2%
	Unit Cash Flow % vs 2014 3Q	n/a	**0.8%**	**4.6%**	**3.0%**	**-2.7%**
	AUV	$1,634	$1,491	$1,094	$926	$1,197
Fiscal	**AUV vs 2014 4Q**	n/a	**($61)**	**($0)**	**($8)**	**$9**
2015 4Q	Unit Cash Flow %	11.0%	8.4%	1.8%	-5.4%	-10.9%
	Unit Cash Flow % vs 2014 4Q	n/a	**1.0%**	**6.2%**	**4.9%**	**5.1%**

Source: Company Enterprise Reporting System

COSI



Performance Also Improved vs Prior Quarter

We have also seen a positive improvement trend quarter over quarter since the 2Q 2015 across the portfolio. In the 4Q 2015, the 4th Quartile, comprised of our most unprofitable restaurants, realized significant improvement in their velocity towards profitability.



2015 1Q-4Q Financial Performance by Quartile vs Prior Quarter

		Hearthstone	1st Quartile	2nd Quartile	3rd Quartile	4th Quartile
Fiscal 2015 1Q	AUV	n/a	$1,398	$984	$890	$1,019
	Unit Cash Flow %	n/a	4.7%	-6.4%	-12.0%	-21.0%
Fiscal 2015 2Q	AUV	$1,646	$1,531	$1,133	$1,004	$1,201
	AUV vs 2015 1Q	n/a	**$133**	**$149**	**$114**	**$182**
	Unit Cash Flow %	13.6%	9.0%	2.7%	-3.4%	-14.2%
	Unit Cash Flow % vs 2015 1Q	n/a	**4.3%**	**9.1%**	**8.6%**	**6.8%**
Fiscal 2015 3Q	AUV	$1,648	$1,488	$1,078	$947	$1,126
	AUV vs 2015 2Q	n/a	**($43)**	**($55)**	**($57)**	**($75)**
	Unit Cash Flow %	12.9%	11.2%	3.0%	-5.6%	-14.2%
	Unit Cash Flow % vs 2015 2Q	n/a	**2.2%**	**0.3%**	**-2.2%**	**0.1%**
Fiscal 2015 4Q	AUV	$1,634	$1,491	$1,094	$926	$1,197
	AUV vs 2015 3Q	n/a	**$3**	**$15**	**($21)**	**$71**
	Unit Cash Flow %	11.0%	8.4%	1.8%	-5.4%	-10.9%
	Unit Cash Flow % vs 2015 3Q	n/a	**-2.8%**	**-1.2%**	**0.3%**	**3.2%**



Source: Company Enterprise Reporting System

COSÌ







Fiscal 2015 4Q: Non-GAAP Reconciliation

	13 Weeks Ended December 28, 2015		13 Weeks Ended December 29, 2014	
Restaurant Net Sales	$	23,519	$	18,596
Cost of Food and Beverage	$	6,172	$	5,454
Labor and Related Benefits	$	8,641	$	7,406
Occupancy and Other Operating Expenses	$	8,518	$	6,825
Restaurant Cash Flow	$	188	$	(1,089)
Franchise Fees and Royalties	$	496	$	907
General and Administrative Expenses	$	3,103	$	3,194
Depreciation and Amortization	$	889	$	581
Restaurant Pre-Opening Expense	$	1	$	15
Provision for Losses On Asset Impairments and Disposals	$	1,232	$	105
Lease Termination Expense and Closed Store Costs	$	152	$	126
Gain on Sale of Assets	$	-	$	-
Operating Loss	$	(4,693)	$	(4,203)
Interest Expense	$	(234)	$	(178)
Debt Issuance and Debt Discount Amortization	$	(164)	$	(164)
Other Income, net	$	25	$	8
Net Loss Before Taxes	$	(5,066)	$	(4,537)
Benefit From Income Tax	$	1,508	$	-
Net Loss and Comprehensive Loss	$	(3,558)	$	(4,537)
EPS	$	(0.08)	$	(0.18)

Source: Company public filings

COSI







Fiscal 2015: Non-GAAP Reconciliation

	52 Weeks Ended December 28, 2015		52 Weeks Ended December 29, 2014	
Restaurant Net Sales	$	87,867	$	74,905
Cost of Food and Beverage	$	23,489	$	20,078
Labor and Related Benefits	$	33,168	$	29,046
Occupancy and Other Operating Expenses	$	31,815	$	27,720
Restaurant Cash Flow	$	(605)	$	(1,939)
Franchise Fees and Royalties	$	2,023	$	2,853
General and Administrative Expenses	$	11,972	$	12,359
Depreciation and Amortization	$	3,200	$	2,394
Restaurant Pre-Opening Expenses	$	6	$	15
Provision for Losses On Asset Impairments and Disposals	$	1,344	$	346
Lease Termination Expense and Closed Store Costs	$	412	$	1,640
Gain on Sale of Assets	$	-	$	(50)
Operating Loss	$	(15,516)	$	(15,790)
Interest Expense	$	(1,029)	$	(471)
Debt Issuance and Debt Discount Amortization	$	(658)	$	(446)
Other Income, net	$	40	$	82
Net Loss Before Taxes	$	(17,163)	$	(16,625)
Benefit From Income Tax	$	1,508	$	-
Net Loss and Comprehensive Loss	$	(15,655)	$	(16,625)
EPS	$	(0.36)	$	(0.82)

Source: Company public filings







Our 2016 Priorities Are Aligned with our Goal


Generate Cash
Strengthen People & Culture
STABLE FOUNDATION
Drive Traffic
Grow Franchise System







Closing Comments and Q&A

We will eliminate cash burn by mid-2016

We will lay the stable foundation required to grow in 2017

COSI